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This is not a Letter of Transmittal. This Notice of Guaranteed Delivery is for use in accepting the Offer (as defined below).

NOTICE OF GUARANTEED DELIVERY
for Deposit of Common Shares and associated Rights of
INCO LIMITED
Pursuant to the Offer dated May 23, 2006,
as amended and supplemented, made by
TECK COMINCO LIMITED

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL MIDNIGHT (TORONTO TIME)
ON AUGUST 16, 2006 ("EXPIRY TIME"), UNLESS ACCELERATED, EXTENDED OR WITHDRAWN.
SEE SECTION 4 OF THE OFFER, "TIME FOR ACCEPTANCE".

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE
OFFER BUT YOUR SHARE CERTIFICATES ARE NOT IMMEDIATELY
AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR SHARE CERTIFICATES TO
THE DEPOSITARY OR THE U.S. FORWARDING AGENT BEFORE THE EXPIRY TIME.

        This Notice of Guaranteed Delivery must be used to accept the offer dated May 23, 2006 (the "Offer"), as amended and supplemented by the notice of variation and extension dated July 24, 2006 and the notice of variation and extension dated August 3, 2006, made by Teck Cominco Limited (the "Offeror"), a corporation existing under the laws of Canada, to purchase all of the common shares ("Common Shares") and associated Rights (collectively, the "Inco Shares") of Inco Limited, a corporation existing under the laws of Canada, other than any Inco Shares owned, directly or indirectly, by the Offeror and its affiliates on any Take-Up Date, if certificates for the Inco Shares to be deposited are not immediately available or if the holder of Inco Shares (the "Shareholder") is not able to deliver the certificates and all other required documents to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time (as defined in the Offer). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at its office in Toronto, Ontario at the address or facsimile number, listed in this Notice of Guaranteed Delivery.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer (the "Offer") and accompanying Circular (together, the "Offer and Circular") dated May 23, 2006, as amended and supplemented, have the meanings ascribed to them in the Offer and Circular.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        As set forth in Section 5 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery", if a Shareholder wishes to deposit Inco Shares pursuant to the Offer and certificates representing such Inco Shares are not immediately available or the Shareholder cannot deliver the certificates and all other required documents to the Depositary or the U.S. Forwarding Agent by the Expiry Time, those Inco Shares may nevertheless be deposited pursuant to the Offer by utilizing the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:

  (a)
  the deposit is made only at the principal office of the Depositary in Toronto, Ontario or by or through an Eligible Institution;

  (b)
  this Notice of Guaranteed Delivery or a manually signed facsimile hereof, properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form specified below, is received by the Depositary at its office in Toronto, Ontario as set out below, at or before the Expiry Time;

  (c)
  the certificate(s) representing all deposited Common Shares, and if the Separation Time under the Rights Plan has occurred before the Expiry Time and Rights certificates have been distributed to Shareholders before the Expiry Time, the certificate(s) representing the deposited Rights, each in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal and Election Form (the "Letter of Transmittal") or a manually signed facsimile thereof, relating to such

    Inco Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario at the address specified below before 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (the "TSX") after the date on which the Expiry Time occurs; and

  (d)
  in the case of Rights where the Separation Time has occurred prior to the Expiry Time but Rights certificates have not been distributed to Shareholders prior to the Expiry Time, the certificate(s) representing the deposited Rights, in proper form for transfer together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, covering the deposited Rights, and all other documents required by the Letter of Transmittal are received by the Depositary at its office in Toronto, Ontario or the U.S. Forwarding Agent before 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights certificates are distributed to Shareholders.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers, Inc. or banks or trust companies in the United States.

        The undersigned understands and acknowledges that payment for Inco Shares tendered pursuant to the Letter of Transmittal will be made only after timely receipt by the Depositary or the U.S. Forwarding Agent of (i) such Inco Shares, and (ii) a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Inco Shares on the purchase price of Inco Shares purchased by the Offeror, regardless of any delay in making payment of such purchase price, and that the consideration for Inco Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Inco Shares delivered to the Depositary before the Expiry Time, even if the Inco Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Inco Shares is not made, until after the take up and payment for the Inco Shares pursuant to the Offer.

        All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO:	TECK COMINCO LIMITED
TO:	CIBC MELLON TRUST COMPANY, as Depositary
By Mail:	By Registered Mail, by Hand or by Courier:	By Facsimile Transmission:
P.O. Box 1036 Adelaide Street Postal Station Toronto, ON M5C 2K4 Canada	199 Bay Street Commerce Court West, Securities Level Toronto, ON M5C 1G9 Canada	(416) 643-3148

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S) MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

        DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

        The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and Circular and Letter of Transmittal, receipt of which is hereby acknowledged, the Inco Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery".

COMMON SHARES
Common Share Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificates.)	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

TOTAL

RIGHTS** (To be completed if applicable)

Rights Certificate Number	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificates.)	Number of Rights Represented by Certificate	Number of Deposited Rights*

TOTAL

*	Unless otherwise indicated, the total number of Common Shares and Rights evidenced by all certificates delivered will be deemed to have been deposited.
**	Until the Separation Time, if any, certificates representing Common Shares also represent an equivalent number of Rights, no entry for Rights is required in this Box. If the Separation Time occurs and Rights certificates have been delivered to holders of Common Shares, specify certificates representing Rights in this Box. Note that in any case, a deposit of Common Shares constitutes an agreement by the undersigned to deliver Rights certificate(s) representing Rights equal in number to the number of deposited Common Shares to the Depositary or the U.S. Forwarding Agent, as applicable, within three trading days on the TSX after the date, if any, that Rights certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary or the U.S. Forwarding Agent, as applicable, receive, prior to taking up the Common Shares for payment pursuant to the Offer, Rights certificate(s) from the undersigned representing Rights equal in number to the Common Shares deposited.

(Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the above form.)

ELECTION FOR CASH OR SHARES

Pursuant to the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Inco Shares represented by the certificate(s) listed above. Shareholders may elect to receive the Cash Alternative (Choice A) OR the Share Alternative (Choice B).
Shareholders may choose only ONE of the choices below:
☐ Choice A — The CASH ALTERNATIVE

Shareholders who check this box will receive Cdn.$82.50 in cash for each Inco Share deposited under this Choice A (subject to pro ration and subject to the election made below with respect to currency of payment)
☐ Choice B — The SHARE ALTERNATIVE

Shareholders who check this box will receive 1.1293 Class B subordinate voting shares of
Teck Cominco Limited ("Teck Subordinate Voting Share") and Cdn.$0.05 in cash for each
Inco Share deposited under this Choice B (subject to pro ration and subject to the election made below with respect to currency of payment)

If a Shareholder fails to elect the Cash Alternative or does not properly elect either the Cash Alternative, on the one hand, or the Share Alternative, on the other hand, with respect to any Inco Shares deposited by the Shareholder pursuant to the Offer, such Shareholder will be deemed to have elected the Share Alternative and will be entitled to receive only 1.1293 Teck Subordinate Voting Shares and Cdn.$0.05 in cash as consideration for each of such Shareholder's Inco Shares, subject to pro ration as described in Section 1 of the Offer, "The Offer".

Fractional Teck Subordinate Voting Shares will not be issued in connection with the Offer. Where on any Take-Up Date a Shareholder is to receive Teck Subordinate Voting Shares as consideration pursuant to the Offer and the aggregate number of Teck Subordinate Voting Shares to be issued to such Shareholder would result in a fraction of a Teck Subordinate Voting Share being issuable, the number of Teck Subordinate Voting Shares to be received by such Shareholder will be rounded down and in lieu of a fractional Teck Subordinate Voting Share, the Shareholder will receive a cash payment determined on the basis of an amount equal to the Average Market Price multiplied by the fractional share amount. See Section 1 of the Offer, "The Offer".

As described in the Offer, the maximum amount of cash consideration available pursuant to the Offer is Cdn.$9,091,281,360 and the maximum number of Teck Subordinate Voting Shares issuable pursuant to the Offer is 132,303,608 Teck Subordinate Voting Shares. The consideration payable pursuant to the Offer will be pro rated as necessary on each Take-Up Date to ensure that the total aggregate consideration payable pursuant to the Offer and in any Compulsory Acquisition or Subsequent Acquisition Transaction does not exceed these maximum aggregate amounts and will be based on the number of Inco Shares on a Take-Up Date acquired in proportion to the number of Inco Shares outstanding on a fully-diluted basis, as set forth in Section 1 of the Offer, "The Offer".
An election (or deemed election) as to the consideration to be received by a Shareholder made in this Notice of Guaranteed Delivery shall supersede any election made in a Letter of Transmittal.

CURRENCY OF PAYMENT
☐
Check here if you wish to receive payment of all cash consideration payable to you pursuant to the Offer in U.S. dollars based upon the Bank of Canada noon buying rate of exchange for U.S. dollars on the applicable Take-Up Date.
A Shareholder who does not check the box above will receive payment of all cash consideration pursuant to the Offer in Canadian dollars.

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Zip Code/Postal Code

Daytime Telephone Number

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Inco Shares deposited hereby in proper form for transfer, together with a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any required signature guarantees, covering the deposited Inco Shares and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.
Failure to comply with the foregoing could result in a financial loss to such Eligible Institution

Name of Firm	Authorized Signature

Address of Firm	Name (please print or type)

Title

Zip Code/Postal Code	Date

Area Code and Telephone Number

The Depositary for the Offer is:
 CIBC Mellon Trust Company

By Mail P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4	By Registered Mail, by Hand or by Courier 199 Bay Street Commerce Court West Securities Level Toronto, Ontario M5L 1G9

Telephone: (416) 643-5500
Toll Free: 1-800-387-0825
E-Mail: inquiries@cibcmellon.com

The Dealer Managers for the Offer are:

In Canada BMO Nesbitt Burns Inc. 1 First Canadian Place, 5th Floor Toronto, Ontario M5X 1H3 Telephone: (416) 359-6695	In the United States BMO Capital Markets Corp. (formerly Harris Nesbitt Corp.) 3 Times Square New York, New York 10036 Toll Free: (866) 769-7410
Merrill Lynch Canada Inc. 181 Bay Street, 4th Floor Toronto, Ontario M5J 2V8 Telephone: (416) 369-7744	Merrill Lynch & Co. 1400 Merrill Lynch Drive MSC-0401N Pennington, New Jersey 08534 Telephone: (609) 818-8000 Toll Free: (877) 653-2948

The U.S. Forwarding Agent for the Offer is:

Mellon Investor Services LLC

By Mail, Registered Mail, by Hand or by Courier
120 Broadway, 13th Floor
New York, New York 10271
Toll Free: 1-800-777-3674

The Information Agent for the Offer is:

Innisfree M&A Incorporated
501 Madison Ave., 20th Floor
New York, New York 10022

North American Toll Free Numbers:
(877) 825-8631 (English)
(877) 825-8777 (French)

U.S. Banks and Brokers Call Collect:
(212) 750-5833

        Any questions and requests for assistance may be directed by Shareholders to the Depositary or the Information Agent at their respective telephone numbers and locations set out above. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

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NOTICE OF GUARANTEED DELIVERY